Exhibit 99.1

Galectin Therapeutics to Hold Conference Call to Provide Update Following Company’s Annual Meeting of Shareholders – New Phone Number for Audio Portion of Presentation

ATLANTA, May 23, 2013 /PRNewswire/ – Galectin Therapeutics (NASDAQ: GALT) will host a conference call at 9:30 A.M. Eastern Time on Thursday, May 23, 2013, to provide an update following the Company’s Annual Meeting of Shareholders. Due to technological difficulties, a different phone number than previously circulated will be used for accessing the call. The audio portion of the call can now be accessed by dialing (888) 582-3528 (toll-free within the United States) or (847) 944-7361 (toll, from outside the United States). The passcode for participants is still 7827311#.

The conference call and presentation will be webcast live over the internet and can be accessed by logging on to the Galectin Therapeutics website at www.galectintherapeutics.com.

Please log in approximately 10 minutes before the event to ensure a timely connection.

The webcast will also be archived on the Company’s website.

About Galectin Therapeutics

Galectin Therapeutics (NASDAQ: GALT) is developing promising carbohydrate-based therapies for fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at http://www.galectintherapeutics.com.

SOURCE Galectin Therapeutics

Galectin Therapeutics Inc., Dr. Harold H. Shlevin (678)-615-3213, Chief Operating Officer,
shlevin@galectintherapeutics.com